EXHIBIT 99.1
Qumu Announces Third Quarter 2017 Results

Year-over-year improved gross margins and operating results

Conference Call Wednesday, November 1 at 10:00 a.m. ET

Minneapolis, MN – October 31, 2017 – Qumu Corporation (NASDAQ: QUMU) today reported financial results for the third quarter 2017.

Third quarter revenue was $7.6 million, compared to $7.1 million in the third quarter 2016, and net loss was $(2.3) million, or a loss of $(0.25) per share, compared to $(2.5) million, or a loss of $(0.27) per share, in the third quarter 2016. Third quarter 2017 results included foreign currency losses of $(0.02) per share. Third quarter adjusted EBITDA (a non-GAAP measure) was a loss of $(0.9) million, compared to an adjusted EBITDA loss of $(1.4) million for the third quarter 2016.

For the nine months ended September 30, 2017, revenue was $20.9 million, compared to $22.4 million last year, and net loss was $(8.5) million, or a loss of $(0.91) per share, compared to $(10.9) million, or a loss of $(1.18) per share, last year. For the nine months ended September 30, 2017, adjusted EBITDA was a loss of $(3.8) million, compared to an adjusted EBITDA loss of $(7.4) million last year.

“This was a notable quarter for Qumu. We signed a large number of new customers as our Qx strategy, announced in May, gains momentum. Revenues were within guidance but were at the lower end of the range due to a contingent sale representing more than $600,000 which we expect to be recognized as revenue in the fourth quarter. Our growing number and variety of new blue-chip customers tells me that our Qx enterprise video platform is resonating within the Global 2000. These organizations know their future depends on an adaptive workforce with a high digital IQ. Video will permeate all facets of their business and they need an infrastructure with the flexibility to scale,” said Vern Hanzlik, Qumu’s president and CEO.

Qumu has also announced the appointment of Dave Ristow as Interim Chief Financial Officer, effective November 7, 2017. Ristow brings more than 20 years of experience in the CFO role, with leadership expertise in strategic planning, stakeholder relations, financial process design and corporate governance. He has worked with companies in various industries including software as a service, professional services and medical technology.

Other Financial Highlights

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Subscription, maintenance and support revenue for the third quarter 2017 was $5.1 million compared to $5.0 million for the third quarter 2016. The variance in subscription, maintenance and support revenue primarily resulted from growth in the customer base, as well as the timing of customer renewals.

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Gross margin for the third quarter 2017 was 61.6% compared to 59.8% for the third quarter 2016. Gross margin for the nine months ended September 30, 2017 was 62.8% compared to 56.9% for the nine months ended September 30, 2016.

•	Total headcount was 120 as of September 30, 2017 compared to 119 as of June 30, 2017 and 152 as of September 30, 2016.

•
Cash and marketable securities were $7.7 million as of September 30, 2017, compared to $9.0 million as of June 30, 2017, reflecting the third quarter operating loss and the impact on cash from changes in working capital.

Guidance
For the fourth quarter 2017, revenue is expected to be in the range of $8.5 million to $9.5 million, compared to $9.3 million in the fourth quarter last year. Total gross margin percentage is expected to be in the mid to high 60s in the fourth quarter. Fourth quarter net loss is expected to be in the range of $(1.4) million to $(900,000), or $(0.15) to $(0.10) per diluted share, with weighted-average shares outstanding of approximately 9.4 million shares. Adjusted

EBITDA for the fourth quarter 2017 is expected to be in the range of breakeven to income of $500,000, compared to adjusted EBITDA income of $790,000 in the fourth quarter 2016.

For the full year 2017, revenue is expected to be in the range of $29.4 million to $30.4 million. Total gross margin percentage is expected to improve from the low 60s early in the year to the mid 60s late in the year. Net loss is expected to be in the range of $(9.9) million to $(9.4) million, or $(1.05) to $(1.00) per diluted share, with weighted-average shares outstanding of approximately 9.4 million shares. Adjusted EBITDA loss for the full year 2017 is expected to be in the range of a loss of $(3.8) million to $(3.3) million compared to an adjusted EBITDA loss of $(6.6) million in fiscal 2016. The Company expects a tax benefit of $200,000 in fiscal 2017.

Term Loan
The Company has continued to experience recurring operating losses and negative cash flows from operating activities. The ability of the Company to continue as a going concern is dependent upon the Company maintaining compliance with the covenants of its term loan credit agreement with HCP-FVD, LLC, an affiliate of Hale Capital Partners, LP, the administrative agent. If an event of default occurs due to the Company not maintaining compliance with the covenants, the lender may accelerate the repayment of outstanding principal or exercise its other rights as a secured lender, which would negatively impact the Company’s ability to fund its working capital requirements, capital expenditures and general corporate expenses. The Company likely will not comply at October 31, 2017 with the covenant requiring that cash and eligible accounts receivable be at least 118% of the outstanding obligations under the credit agreement. Outstanding obligations under the credit agreement were $8,000,000 at September 30, 2017 and October 31, 2017. The covenant shortfall is primarily due to provisions of the credit agreement requiring the exclusion of portions of certain large accounts receivable from eligible accounts receivable. These provisions resulted in $974,000 of accounts receivable from two Fortune 50 customers being excluded from eligible accounts receivable at October 31, 2017. Additionally, the Company is unable to project, with reasonable certainty, future compliance with this minimum cash and eligible accounts receivable covenant over the next twelve months. If an event of default occurred and the term loan were accelerated, the Company would be unable to fund full repayment of the term loan obligations from its existing cash and fund its other liquidity needs within the next twelve months. At September 30, 2017, the Company had cash and cash equivalents of $7,738,000 as compared to $8,000,000 in outstanding obligations relating to the term loan and a required $800,000 prepayment fee. The Company’s cash position as compared to the outstanding obligations of the credit agreement, the Company’s historical and expected cash flows from operating activities, and the likelihood of non-compliance with covenants indicate substantial doubt exists regarding the Company's ability to continue as a going concern. The Company is continuing to negotiate with HCP-FVD, LLC and Hale Capital Partners, LP regarding the covenants and a potential amendment of or waiver to the credit agreement, receipt of which cannot be assured.

Conference Call
The Company has scheduled a conference call and webcast to review its third quarter 2017 results tomorrow, November 1, 2017 at 10:00 a.m. Eastern Time. The dial-in number for the conference call is 877-456-6914 for domestic participants and 929-387-3794 for international participants. Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website, www.qumu.com. Webcasts will be archived on Qumu’s website.

Non-GAAP Information
To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company uses adjusted EBITDA (a non-GAAP measure), which excludes certain items from net income (loss) (a GAAP measure). Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liability, foreign currency gains and losses, and other non-operating income and expenses.

The Company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the Company’s performance. The Company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the Company's results of operations from the same perspective as management and the Company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

See the attached Supplemental Financial Information for a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure, for the three and nine months ended September 30, 2017 and 2016.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about: the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, and the demand for the Company’s products or software. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

About Qumu
Qumu (NASDAQ: QUMU) helps the world’s largest companies realize the value of putting video to work for their digital workforce. Organizations use Qumu software to create, manage and share video-live streaming and on demand-turning video into an always-on resource and connecting thousands of stakeholders across a single enterprise.

Investor Contact:
Vern Hanzlik
President and CEO
Qumu Corporation
vern.hanzlik@qumu.com
650-396-8531

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Software licenses and appliances	$1,822	$1,154	$3,971	$3,952
Service	5,751	5,956	16,967	18,409
Total revenues	7,573	7,110	20,938	22,361
Cost of revenues:
Software licenses and appliances	916	563	1,778	1,932
Service	1,995	2,294	6,003	7,697
Total cost of revenues	2,911	2,857	7,781	9,629
Gross profit	4,662	4,253	13,157	12,732
Operating expenses:
Research and development	1,769	1,986	5,676	6,746
Sales and marketing	2,509	2,435	7,484	8,945
General and administrative	2,083	2,109	6,552	7,344
Amortization of purchased intangibles	226	221	675	674
Total operating expenses	6,587	6,751	20,387	23,709
Operating loss	(1,925)	(2,498)	(7,230)	(10,977)
Other income (expense):
Interest expense, net	(343)	(13)	(994)	(40)
Change in value of warrant liability	15	—	(52)	—
Other, net	(166)	(13)	(345)	(24)
Total other expense, net	(494)	(26)	(1,391)	(64)
Loss before income taxes	(2,419)	(2,524)	(8,621)	(11,041)
Income tax benefit	(110)	(39)	(139)	(133)
Net loss	$(2,309)	$(2,485)	$(8,482)	$(10,908)

Net loss per share – basic and diluted:
Net loss per share	$(0.25)	$(0.27)	$(0.91)	$(1.18)
Weighted average shares outstanding	9,404	9,241	9,335	9,232

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

Assets	September 30, 2017	December 31, 2016
Current assets:	(unaudited)
Cash and cash equivalents	$7,738	$10,364
Receivables, net	6,425	7,495
Income taxes receivable	180	317
Prepaid expenses and other current assets	1,813	2,470
Total current assets	16,156	20,646
Property and equipment, net	1,114	1,827
Intangible assets, net	6,807	8,110
Goodwill	7,335	6,749
Deferred income taxes, non-current	68	70
Other assets, non-current	4,437	4,827
Total assets	$35,917	$42,229
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,712	$2,394
Accrued compensation	1,988	2,361
Deferred revenue	9,411	8,992
Deferred rent	331	283
Financing obligations	284	508
Warrant liability	945	893
Total current liabilities	15,671	15,431
Long-term liabilities:
Deferred revenue, non-current	364	423
Income taxes payable, non-current	3	6
Deferred tax liability, non-current	199	294
Deferred rent, non-current	537	712
Financing obligations, non-current	13	170
Term loan, non-current	6,856	6,617
Total long-term liabilities	7,972	8,222
Total liabilities	23,643	23,653
Stockholders’ equity:
Common stock	94	92
Additional paid-in capital	67,941	66,864
Accumulated deficit	(52,955)	(44,473)
Accumulated other comprehensive loss	(2,806)	(3,907)
Total stockholders’ equity	12,274	18,576
Total liabilities and stockholders’ equity	$35,917	$42,229

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended September 30,
	2017	2016
Operating activities:
Net loss	$(8,482)	$(10,908)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,309	2,515
Stock-based compensation	1,090	1,035
Accretion of debt discount and issuance costs	364	—
Change in value of warrant liability	52	—
Deferred income taxes	(112)	(148)
Changes in operating assets and liabilities:
Receivables	1,204	4,892
Income taxes receivable / payable	142	265
Prepaid expenses and other assets	1,070	(727)
Accounts payable and other accrued liabilities	563	(884)
Accrued compensation	(405)	(1,823)
Deferred revenue	151	(1,857)
Deferred rent	(132)	(193)
Other non-current liabilities	—	(226)
Net cash used in operating activities	(2,186)	(8,105)
Investing activities:
Sales and maturities of marketable securities	—	6,250
Purchases of property and equipment	(22)	(52)
Net cash provided by (used in) investing activities	(22)	6,198
Financing activities:
Principal payments on financing obligations	(383)	(386)
Payments for debt issuance costs	(125)	—
Common stock repurchases to settle employee withholding liability	(11)	(18)
Net cash used in financing activities	(519)	(404)
Effect of exchange rate changes on cash	101	(120)
Net decrease in cash and cash equivalents	(2,626)	(2,431)
Cash and cash equivalents, beginning of period	10,364	7,072
Cash and cash equivalents, end of period	$7,738	$4,641

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Software licenses and appliances	$1,822	$1,154	$3,971	$3,952
Service
Subscription, maintenance and support	5,113	4,986	15,061	15,223
Professional services and other	638	970	1,906	3,186
Total service	5,751	5,956	16,967	18,409
Total revenue	$7,573	$7,110	$20,938	$22,361

A reconciliation from GAAP results to adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(2,309)	$(2,485)	$(8,482)	$(10,908)
Interest expense, net	343	13	994	40
Income tax benefit	(110)	(39)	(139)	(133)
Depreciation and amortization expense:
Depreciation and amortization in cost of revenues	6	15	25	55
Depreciation and amortization in operating expenses	227	271	716	833
Total depreciation and amortization expense	233	286	741	888
Amortization of intangibles included in cost of revenues	302	308	893	953
Amortization of intangibles included in operating expenses	226	221	675	674
Total amortization of intangibles expense	528	529	1,568	1,627
Total depreciation and amortization expense	761	815	2,309	2,515
EBITDA	(1,315)	(1,696)	(5,318)	(8,486)
Change in fair value of warrant liability	(15)	—	52	—
Other expense, net	166	13	345	24
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	(3)	9	29	27
Stock-based compensation included in operating expenses	310	286	1,061	1,008
Total stock-based compensation expense	307	295	1,090	1,035
Adjusted EBITDA	$(857)	$(1,388)	$(3,831)	$(7,427)